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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                January 14, 2002
                         Date of Earliest Event Reported


                           NATIONAL AUTO CREDIT, INC.
             (Exact Name of Registrant as Specified in its Charter)



DELAWARE                            1-11601                34-1816760
(State or Other Jurisdiction of   (Commission           (I.R.S. Employer
Incorporation or Organization)      File No.)          Identification No.)



                               555 MADISON AVENUE
                                   29TH FLOOR
                               NEW YORK, NY 10022
              (Address of principal executive offices and zip code)


                                 (212) 644-1400
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name of former address, if changed from last report)



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ITEM 5. OTHER EVENTS

LOW INCOME HOUSING TAX CREDIT TRANSACTION

         On January 14, 2002, National Auto Credit, Inc., a Delaware corporation ("NAC" or the "Company"), entered into an Agreement for Purchase and Sale of Limited Partnership Interests (the "Agreement") with Idacorp Financial Services, Inc., an Idaho corporation ("Idacorp Financial"), to sell NAC's limited partnership interests (the "Limited Partnership Interests") in certain limited partnerships (the "Partnerships") to Idacorp for an aggregate purchase price of $2,485,000 (the "Purchase Price"). Each of the Partnerships indirectly own housing facilities that qualify as low-income buildings entitled to income tax credits under Section 42 of the Internal Revenue Code (the "Tax Credits"). The Purchase Price was based on a number of factors including, but not limited to, the number of units, the sales price thereof, the total tax credits, the projected passive losses and the projected passive tax credits corresponding to each of NAC's Interests. This purchase and sale transaction (the "Transaction") was closed on January 15, 2001.

         Idacorp Financial is a subsidiary of IDACORP, Inc. ("IDACORP"). IDACORP's principal operating subsidiaries are Idaho Power Company (IPC) and IDACORP Energy (IE). Idacorp Financial is in the affordable housing business and makes other real estate investments. IPC is regulated by the FERC and the state regulatory commissions of Idaho, Oregon, Nevada and Wyoming, and is engaged in the generation, transmission, distribution, sale and purchase of electric energy. IPC is the parent of Idaho Energy Resources Co., a joint venturer in Bridger Coal Company, which supplies coal to IPC's Jim Bridger generating plant. IE is a marketer of electricity and natural gas, trading in 31 states and two Canadian provinces. Under the terms of the Agreement, NAC agreed to convey, and Idacorp Financial agreed to purchase, all of NAC's Limited Partnership Interests, all as further described in Exhibit A to the Agreement. Idacorp Financial paid NAC the Purchase Prince for NAC's interests in all Limited Partnership Interests. The Purchase Price is allocated among the Limited Partnership Interests as stated in Exhibit A attached to and incorporated in the Agreement.

         The Agreement also provided that if any of the Tax Credits are reduced to an amount less than the amounts stated in Exhibit A thereto or are disallowed in whole or in part by the Internal Revenue Service, then the Purchase Price shall be reduced by the reduced or disallowed amount. The Purchase Price was paid in full at the Closing.

         As a condition precedent to closing the transaction, NAC sought and obtained the prior written approval of each of the Partnerships, or the general partner thereof, of the transfer of the Partner Interest by Seller to Buyer (the "Partnership Approval") was obtained. The Partnership Approval included the waiver or release of any rights or options of the Partnership and all of its partners of any right to acquire the Limited Partnership Interest in connection with the transfer thereof by Seller to Buyer.

         In addition, NAC agreed to obtain certain Low-Income Housing Credit Disposition Bonds (the "Bonds") meeting the requirements of Section 42(j)(6) of the Internal Revenue Code of 1986, as amended, at its own expense and Idacorp Financial agreed to reasonably cooperate



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with NAC and to make best efforts to cause the respective general partners of each of the Partnerships to provide NAC with information reasonably available to the Partnerships that is reasonably necessary to obtain such Bonds.

         The foregoing disclosure is by its nature a summary and therefore incomplete, and is qualified in its entirety by the full text of the Agreement, a copy of which is attached hereto and incorporated herein by reference.

         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  (c) Exhibits

                  10. Agreement for Purchase and Sale of Limited Partnership Interests



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 28, 2002                  NATIONAL AUTO CREDIT, INC.
                                         (Registrant)



                                         By:/s/ James J. McNamara
                                         -----------------------------
                                         James J. McNamara
                                         Chief Executive Officer


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